Exhibit 2.1

     AGREEMENT AND PLAN OF MERGER between CHAUVIN ENTERPRISES, INC., a Delaware corporation ("Chauvin"), and INTERNET SOLUTIONS FOR BUSINESS, INC., a Nevada corporation (the "IS4B"), Chauvin and IS4B being sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, the board of directors of each Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation (the "Merger");

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. Chauvin shall be merged with and into IS4B which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

     2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

     2.1. Adoption of this agreement by Chauvin pursuant to the General Corporation Law of Delaware and by IS4B pursuant to Nevada Revised Statutes and the Nevada General Corporation Law; and

     2.2. Execution and filing by IS4B of Articles of Merger with the Department of State of the State of Nevada in accordance with the Nevada Revised Statutes.

     2.3. Execution and filing by Chauvin of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware.

     3. TIME OF FILINGS. The Articles of Merger shall be filed with the Department of State of the State of Nevada and the Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

     4. GOVERNING LAW. The surviving corporation shall be governed by the laws of the State of incorporation of IS4B.

     5. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of IS4B shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of IS4B to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

     6. BYLAWS. The Bylaws of the surviving corporation shall be the Bylaws of IS4B as in effect on the date of this agreement.

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     7. BOARD OF DIRECTORS AND OFFICERS. The officers and directors of IS4B, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

     8. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue as "Internet Solutions For Business, Inc." unless changed by IS4B.

     9. CONVERSION. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Chauvin into shares of IS4B are as follows:

     9.1. The aggregate number of shares of Chauvin Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 100,000 shares of IS4B Common Stock (the "IS4B shares") adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

     The IS4B Common Stock to be issued hereunder ("the IS4B Shares") will be issued pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission, will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF IS4B."

     IS4B agrees to register the re-offer and resale by the holders of the IS4B Shares pursuant to a registration statement filed by IS4B with the Securities and Exchange Commission in connection with any offering of the IS4B Common Stock (excluding registration statements filed on Forms S-4 or S-8)

     9.2. Upon completion of the Merger, there shall be 14,512,071 shares of IS4B Common Stock issued and outstanding, subject to such adjustments, held as follows: 100,000 common shares held by the former shareholders of Chauvin and 14,412,071 common shares held by the other shareholders of IS4B.

     9.3. All outstanding Common or Preferred Stock of Chauvin and all warrants, options or other rights to its Common or Preferred Stock shall be retired and canceled as of the Merger Date.

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     9.4. Each share of Chauvin Common Stock that is owned by Chauvin as treasury stock shall, by virtue of the Merger and without any action on the part of Chauvin, be retired and canceled as of the Merger Date.

     9.5. Each certificate evidencing ownership of shares of IS4B Common Stock issued and outstanding on the Merger Date or held by IS4B in its treasury shall continue to evidence ownership of the same number of shares of IS4B Common Stock.

     9.6. IS4B Common Stock shall be issued to the holders of Chauvin Common Stock in exchange for their shares on a pro rata basis in accordance with each holder's relative ownership of the Chauvin Common Stock that is being exchanged.

     9.7. The shares of IS4B Common Stock to be issued in exchange for Chauvin Common Stock hereunder shall be proportionately reduced by any shares owned by Chauvin shareholders who shall have timely objected to the Merger (the "Dissenting Shares") in accordance with the provisions of the General Corporation Law of Delaware, as provided therein.

     10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Chauvin Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of IS4B Common Stock into which the shares of Chauvin Common Stock represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares. IS4B may, in its discretion, require a bond in customary form before issuing any share certificate where a corresponding share certificate has not been delivered by a shareholder of Chauvin because of loss or other reason.

     11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Chauvin Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of IS4B Common Stock into which it was converted. No dividend or other distribution payable to holders of IS4B Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Chauvin Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of IS4B Common Stock represented thereby.

     12. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Chauvin shall cease (except insofar as continued by statute), and it shall be merged with and into IS4B. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in IS4B, without further act or deed. IS4B shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to

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holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against IS4B.

     13. REPRESENTATIONS AND WARRANTIES OF CHAUVIN. Chauvin represents and warrants that:

     13.1. CORPORATE ORGANIZATION AND GOOD STANDING. Chauvin is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     13.2. REPORTING COMPANY STATUS. Chauvin has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 on December 21, 1999 and is a reporting issuer pursuant to Section12(g) thereunder.

     13.3. REPORTING COMPANY FILINGS. Chauvin has filed and is current on all reports required to be filed by it pursuant to Section13 of the Securities Exchange Act of 1934.

     13.4. CAPITALIZATION. Chauvin's authorized capital stock consists of 1,000,000 shares of Common Stock, $.0001 par value, of which 1,627,000 shares are issued and outstanding.

     13.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

     13.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Chauvin Common issued or committed to be issued.

     13.7. CORPORATE AUTHORITY. Chauvin has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

     13.8. SUBSIDIARIES. Chauvin has no subsidiaries.

     13.9. FINANCIAL STATEMENTS. Chauvin's financial statements dated October 31, 1999, copies of which will have been delivered by Chauvin to IS4B prior to the Merger Date (the "Chauvin Financial Statements"), fairly present the financial condition of Chauvin as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     13.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Chauvin Financial Statements, Chauvin did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily


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reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     13.11. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Chauvin since the date of the Chauvin Financial Statements.

     13.12. LITIGATION. There is not, to the knowledge of Chauvin, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Chauvin or against any of its officers.

     13.13. CONTRACTS. Chauvin is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

     13.14. TITLE. Chauvin has good and marketable title to all the real property and good and valid title to all other property included in the Chauvin Financial Statements. The properties of Chauvin are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Chauvin.

     13.15. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Chauvin for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Chauvin Financial Statements are adequate to cover any such taxes that may be assessed against Chauvin in respect of its business and its operations during the periods covered by the Chauvin Financial Statements and all prior periods.

     13.16. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Chauvin is subject or by which Chauvin is bound.

     14. REPRESENTATIONS AND WARRANTIES OF IS4B. IS4B represents and warrants that:

     14.1. CORPORATE ORGANIZATION AND GOOD STANDING. IS4B is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     14.2. CAPITALIZATION. IS4B's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 14,412,071 shares are issued and outstanding.

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

     14.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

     14.4. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain IS4B Common or Preferred Stock issued or committed to be issued.

     14.5. CORPORATE AUTHORITY. IS4B has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

     14.6. SUBSIDIARIES. Except as set out in Disclosure Schedule 14.6, IS4B has no subsidiaries.

     14.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the IS4B Financial Statements, IS4B did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     14.8. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of IS4B since February 28, 1999.

     14.9. LITIGATION. Except as set out in Disclosure Schedule 14.10, there is not, to the knowledge of IS4B, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against IS4B or against any of its officers.

     14.10. CONTRACTS. IS4B is not a party to any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.

     14.11. TITLE. IS4B has good and marketable title to all the real property and good and valid title to all other property included in the IS4B Financial Statements. The properties of IS4B are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of IS4B.

     14.12. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by IS4B for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the IS4B Financial Statements are adequate to cover any such taxes that may be assessed against IS4B in respect of its business and its operations during the periods covered by the IS4B Financial Statements and all prior periods.

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

     14.13. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of IS4B is subject or by which IS4B is bound.

     14.14 FINANCIAL STATEMENTS. IS4B's financial statements dated December 31, 1999, copies of which will have been delivered by IS4B to Chauvin prior to the Merger Date (the "IS4B Financial Statements"), fairly present the financial condition of IS4B as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     15. CONDUCT OF CHAUVIN PENDING THE MERGER DATE. Chauvin covenants that between the date of this Agreement and the Merger Date:

     15.1. No change will be made in Chauvin's Certificate of Incorporation or bylaws.

     15.2. Chauvin will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

     15.3. Chauvin will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     16. CONDUCT OF IS4B PENDING THE MERGER DATE. IS4B covenants that between the date of this Agreement and the Merger Date:

     16.1. No change will be made in IS4B's Articles of incorporation or bylaws.

     16.2. Except for the offer and sale by IS4B of up to 1,500,000 units (each consisting of one share of common stock and two warrants each entitling the holder to purchase an additional share of common stock at a price of $3.00 per share) at a price of $3.00 per Unit. IS4B will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

     16.3. IS4B will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     17. CONDITIONS PRECEDENT TO OBLIGATION OF CHAUVIN. Chauvin's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Chauvin:

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     17.1. IS4B'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of IS4B set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     17.2. IS4B'S COVENANTS. IS4B shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

     17.3. APPROVAL. This agreement shall have been approved by IS4B in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     17.4. SUPPORTING DOCUMENTS OF IS4B. IS4B shall have delivered to Chauvin supporting documents in form and substance satisfactory to Chauvin to the effect that:

     (i) IS4B is a corporation duly organized, validly existing, and in good standing.

     (ii) IS4B's authorized and issued capital stock is as set forth herein.

     (iii) The execution and adoption of this agreement have been duly authorized by IS4B in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     18. CONDITIONS PRECEDENT TO OBLIGATION OF IS4B. IS4B's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by IS4B:

     18.1. CHAUVIN'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Chauvin set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     18.2. CHAUVIN'S COVENANTS. Chauvin shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

     18.3. APPROVAL. This Agreement shall have been approved by Chauvin in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     18.4. SUPPORTING DOCUMENTS OF CHAUVIN. Chauvin shall have delivered to IS4B supporting documents in form and substance satisfactory to IS4B to the effect that:

     (i) Chauvin is a corporation duly organized, validly existing, and in good standing.

     (ii) Chauvin's authorized and issued capital stock is as set forth herein.

     (iii) The execution and adoption of this Agreement have been duly authorized by Chauvin in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

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     19. ACCESS. From the date hereof to the Merger Date, IS4B and Chauvin shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     20. CLOSING.

     20.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     20.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     20.3. At the Closing, Chauvin shall deliver to the Exchange Agent in satisfactory form, if not already delivered to IS4B:

     (i) A list of the holders of record of the shares of Chauvin Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of IS4B Common Stock to be issued to each holder;

     (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

     (iii) Certified copies of the resolutions of the board of directors of Chauvin authorizing the execution of this agreement and the consummation of the Merger;

     (iv) The Chauvin Financial Statements;

     (v) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

     (vi) The shares certificates for the outstanding Common Stock of Chauvin to be exchanged hereunder or, where any such certificate is not delivered, an affidavit of lost certificate or other reason for non-delivery.

     20.4. At the Closing, IS4B shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Chauvin:

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     (i) A list of its shareholders of record;

     (ii) Evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

     (iii) Certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of IS4B;

     (iv) Certified copies of the resolutions of the board of directors of IS4B authorizing the execution of this agreement and the consummation of the Merger;

     (v) The IS4B Financial Statements;

     (vi) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

     (vii) the share certificates of IS4B (the "IS4B Certificates") to be delivered to the shareholders of Chauvin hereunder, in proper names and amounts, as instructed by the Exchange Agent, and bearing legends, if any, required and appropriate under applicable securities laws.

     (viii) $144,970 as follows:

          (a)  $44,970 in payment of fees and expenses incurred by Chauvin; and
          (b)  $100,000 cash consideration to the shareholders of Chauvin.

     20.5 RELEASE OF CONSIDERATION. Upon filing of the Articles of Merger and Certificate of Merger, the Exchange Agent is expressly authorized to:

          (1)  deliver the Chauvin Certificates to IS4B;

          (2)  deliver the IS4B Certificates to the Chauvin Shareholders;

          (3)  pay fees and expenses in the amount of $44,970; and

          (4)  deliver $100,000 to the Chauvin Shareholders.

     21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     22. ARBITRATION.

     22.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from

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any other cause, will be resolved by arbitration before the American Arbitration
Association within the District of Columbia.

     22.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     22.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     22.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     22.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     22.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     22.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     22.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     22.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or

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affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     22.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     23. GENERAL PROVISIONS.

     23.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     23.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     23.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     23.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Chauvin, to:  c/o Herbert Maxwell
                           1501 Broadway, Suite 1807
                           New York, New York 10036

       If to IS4B, to:     Internet House
                           Canal Basin
                           Coventry CV1 4LY
                           England

     24. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

     25. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     26. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

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

     27. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Sierchio & Albert, P.C., New York, New York. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

     28. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

     29. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     30. EFFECTIVE DATE. This effective date of this agreement shall be May 11, 2000.

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER
                      BETWEEN CHAUVIN ENTERPRISES, INC. AND
                      INTERNET SOLUTIONS FOR BUSINESS, INC.


       IN WITNESS WHEREOF, the parties have executed this Agreement.

                                      CHAUVIN ENTERPRISES, INC.



                                      By:     /s/ Herbert Maxwell
                                         -------------------------------
                                         Herbert Maxwell, President

                                      INTERNET SOLUTIONS FOR BUSINESS, INC.



                                      By:    /s/ Lawrence Shaw
                                         -------------------------------
                                         Lawrence Shaw, President


                                       63